Exhibit 99.1

Janus Investment Fund (“JIF”)

			Lipper Rankings Based on Total Returns as of 3/31/2009
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Janus Twenty Fund (1)	Jan-08	Large-Cap Growth Funds	76	595 / 789	1	1 / 674	1	2 / 563	31	86 / 285	44	343 / 781
Janus Fund	Oct-07	Large-Cap Growth Funds	60	474 / 789	37	246 / 674	32	180 / 563	60	169 / 285	49	369 / 761
Janus Orion Fund	Dec-07	Multi-Cap Growth Funds	99	492 / 499	37	143 / 387	6	18 / 323	—	—	97	473 / 488
Janus Research Fund	Jan-06	Large-Cap Growth Funds	95	747 / 789	45	299 / 674	31	173 / 563	46	130 / 285	41	271 / 662
Janus Enterprise Fund	Oct-07	Mid-Cap Growth Funds	65	364 / 562	22	103 / 486	12	46 / 398	74	139 / 187	39	209 / 543
Janus Venture Fund (1)	Jan-01	Small-Cap Growth Funds	75	443 / 593	40	201 / 506	34	138 / 413	63	131 / 207	28	82 / 292
Janus Triton Fund	Jun-06	Small-Cap Growth Funds	7	40 / 593	3	11 / 506	—	—	—	—	1	5 / 515
Core Funds
Janus Contrarian Fund	Feb-00	Multi-Cap Core Funds	99	763 / 772	74	464 / 627	8	33 / 468	—	—	20	44 / 222
Janus Growth and Income Fund	Nov-07	Large-Cap Core Funds	67	589 / 888	74	562 / 766	34	213 / 638	33	117 / 360	54	460 / 866
Janus Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	4	19 / 522	4	12 / 391	1	2 / 289	11	16 / 153	1	3 / 353
Janus Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	87	771 / 888	83	631 / 766	23	144 / 638	24	86 / 360	82	706 / 866
INTECH Risk—Managed Stock Fund	Feb-03	Multi-Cap Core Funds	38	292 / 772	51	318 / 627	28	128 / 468	—	—	32	126 / 398
Global/International Funds
Janus Overseas Fund	Jun-03	International Funds	50	591 / 1203	3	24 / 884	1	4 / 705	5	15 / 367	1	3 / 648
Janus Worldwide Fund	Jun-04	Global Funds	71	351 / 494	60	228 / 381	91	268 / 294	92	140 / 152	76	227 / 298
Janus Global Life Sciences Fund	Apr-07	Global Healthcare/Biotechnology Funds	66	34 / 51	39	18 / 46	36	16 / 44	13	2 / 15	24	12 / 51
Janus Global Technology Fund	Jan-06	Global Science & Technology Funds	27	22 / 82	40	31 / 77	43	30 / 70	29	6 / 20	40	31 / 77
Janus Global Research Fund	Feb-05	Global Funds	61	299 / 494	25	94 / 381	—	—	—	—	7	20 / 323
Janus Global Opportunities Fund	Jun-01	Global Funds	27	133 / 494	40	150 / 381	67	196 / 294	—	—	16	32 / 206
Value Funds
Perkins Mid Cap Value Fund — Inv (2)	Aug-98	Mid-Cap Value Funds	6	21 / 360	4	10 / 292	2	4 / 218	3	2 / 74	2	1 / 63
Perkins Small Cap Value Fund — Inv (1),(2)	Feb-97	Small-Cap Core Funds	4	23 / 758	4	21 / 606	11	52 / 482	14	30 / 228	6	7 / 122
Income Funds
Janus Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	6	34 / 580	4	19 / 480	7	26 / 401	19	39 / 208	6	32 / 535
Janus High—Yield Fund	Dec-03	High Current Yield Funds	13	60 / 461	13	48 / 390	13	43 / 335	9	17 / 207	14	46 / 329
Janus Short—Term Bond Fund	May-07	Short Investment Grade Debt	2	4 / 259	2	4 / 214	3	4 / 176	6	5 / 89	5	12 / 254
Asset Allocation Funds
Janus Smart Portfolio—Growth	Dec-05	Mixed-Asset Target Alloc. Growth Funds	75	508 / 682	27	145 / 542	—	—	—	—	14	73 / 539
Janus Smart Portfolio—Moderate	Dec-05	Mixed-Asset Target Alloc. Mod. Funds	32	165 / 522	15	55 / 391	—	—	—	—	9	33 / 387
Janus Smart Portfolio—Conservative	Dec-05	Mixed-Asset Target Alloc. Cons. Funds	35	150 / 433	17	54 / 336	—	—	—	—	10	30 / 320

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1—800—525—1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.

Notes:

(1)     Closed to new investors.

(2)          Ranking is for the investor share class only; other classes may have different performance characteristics.

Janus Adviser Series (“JAD”) Class S Shares

			Lipper Rankings Based on Total Returns as of 3/31/2009
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Forty Fund	Jan-08	Large-Cap Growth Funds	94	735 / 789	2	12 / 674	1	3 / 563	3	7 / 285	67	522 / 781
Mid Cap Growth Fund	Oct-07	Mid-Cap Growth Funds	48	270 / 562	13	61 / 486	7	26 / 398	73	137 / 187	26	140 / 543
Large Cap Growth Fund	Oct-07	Large-Cap Growth Funds	59	463 / 789	41	273 / 674	40	224 / 563	51	144 / 285	46	347 / 761
INTECH Risk-Managed Growth Fund	Jan-03	Multi-Cap Growth Funds	58	288 / 499	69	267 / 387	78	252 / 323	—	—	81	237 / 294
Orion Fund	Dec-07	Mid-Cap Growth Funds	91	510 / 562	20	96 / 486	—	—	—	—	81	444 / 552
Small-Mid Growth Fund	Jun-06	Small-Cap Growth Funds	10	59 / 593	4	20 / 506	—	—	—	—	2	8 / 515
Core Funds
Balanced Fund	Apr-05	Mixed-Asset Target Alloc. Mod. Funds	3	15 / 522	3	11 / 391	2	3 / 289	8	12 / 153	1	2 / 353
Growth and Income Fund	Nov-07	Large-Cap Core Funds	83	734 / 888	87	666 / 766	55	347 / 638	24	84 / 360	77	661 / 866
Fundamental Equity Fund	Nov-07	Large-Cap Core Funds	88	776 / 888	83	633 / 766	24	153 / 638	26	92 / 360	84	726 / 866
Small Company Value Fund	Mar-02	Small-Cap Core Funds	21	158 / 758	33	196 / 606	32	152 / 482	—	—	23	90 / 396
INTECH Risk-Managed Core Fund	Jan-03	Multi-Cap Core Funds	35	266 / 772	49	305 / 627	27	122 / 468	—	—	26	98 / 389
Contrarian Fund	Aug-05	Multi-Cap Core Funds	100	766 / 772	85	530 / 627	—	—	—	—	59	338 / 572
Global/International/ Funds
International Growth Fund	Jun-03	International Funds	26	308 / 1203	2	15 / 884	1	1 / 705	4	12 / 367	1	1 / 648
Worldwide Fund	Jun-04	Global Funds	65	320 / 494	60	229 / 381	93	273 / 294	89	136 / 152	78	232 / 298
International Equity Fund	Nov-06	International Funds	30	361 / 1203	—	—	—	—	—	—	7	66 / 989
INTECH Risk-Managed International Fund	May-07	International Funds	43	509 / 1203	—	—	—	—	—	—	38	406 / 1083
Global Research Fund	Nov-07	Global Funds	60	297 / 494	—	—	—	—	—	—	48	224 / 466
Value Funds
Perkins Mid Cap Value Fund	Dec-02	Mid-Cap Value Funds	5	16 / 360	4	9 / 292	3	5 / 218	—	—	8	14 / 192
INTECH Risk-Managed Value Fund	Dec-05	Multi-Cap Value Funds	58	210 / 364	53	154 / 291	—	—	—	—	56	153 / 277
Alternative Funds
Long/Short Fund	Aug-06	Long/Short Equity Funds	43	44 / 102	—	—	—	—	—	—	22	11 / 49
Global Real Estate Fund	Nov-07	Global Real Estate Funds	5	4 / 84	—	—	—	—	—	—	5	4 / 81
Income Funds
Flexible Bond Fund	May-07	Intermediate Investment Grade Debt	5	24 / 580	5	20 / 480	9	36 / 401	17	35 / 208	6	28 / 535
High-Yield Fund	Aug-05	High Current Yield	12	52 / 461	14	54 / 390	—	—	—	—	17	61 / 376

Rankings are for the Class S Shares only; other classes may have different performance characteristics.

Janus Aspen Series (“JAS”) Institutional Shares

			Lipper Rankings Based on Total Returns as of 3/31/2009
			1-Year		3-Year		5-Year		10-Year		Since PM Inception
	PM		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
	Inception	Lipper Category	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds	Rank (%)	Total Funds
Growth Funds
Forty Portfolio	Jan-08	VA Large-Cap Growth	89	212 / 238	2	3 / 211	2	3 / 193	3	2 / 71	64	149 / 234
Large Cap Growth Portfolio	Oct-07	VA Large-Cap Growth	56	132 / 238	25	51 / 211	36	69 / 193	63	45 / 71	37	83 / 229
Mid Cap Growth Portfolio	Oct-07	VA Mid-Cap Growth	77	110 / 143	19	24 / 128	17	19 / 113	74	31 / 41	41	55 / 136
Core Funds
Balanced Portfolio	Apr-05	VA Mixed-Asset Target Alloc. Mod.	3	4 / 184	2	2 / 117	2	1 / 78	11	5 / 47	1	1 / 101
Growth and Income Portfolio	Nov-07	VA Large-Cap Core	33	80 / 242	52	112 / 217	20	37 / 189	11	9 / 84	21	48 / 237
Fundamental Equity Portfolio	Nov-07	VA Large-Cap Core	72	173 / 242	75	163 / 217	18	34 / 189	19	16 / 84	66	156 / 237
Global/International Funds
Worldwide Growth Portfolio	Jun-04	VA Global	75	93 / 124	51	42 / 82	95	70 / 73	87	33 / 37	89	70 / 78
International Growth Portfolio	Jun-03	VA International	43	116 / 269	3	5 / 225	2	2 / 195	6	5 / 97	2	2 / 189
Global Life Sciences Portfolio	Oct-04	VA Health/Biotechnology	95	35 / 36	65	22 / 33	11	3 / 28	—	—	7	2 / 31
Global Technology Portfolio	Jan-06	VA Science & Technology	55	33 / 59	37	21 / 56	40	21 / 52	—	—	39	22 / 56
Value Funds
Perkins Mid Cap Value Portfolio	May-03	VA Mid-Cap Value	2	1 / 87	2	1 / 73	2	1 / 59	—	—	2	1 / 57
Income Funds
Flexible Bond Portfolio	May-07	VA Intermediate Investment Grade Debt	6	4 / 68	7	4 / 60	8	4 / 56	8	2 / 26	10	6 / 65

Rankings are for the Institutional Shares only; other classes may have different performance characteristics.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at 1-800-525-1068 or download the file from janus.com. Read it carefully before you invest or send money.

Lipper Inc. — A Reuters Company, is a nationally recognized organization that ranks the performance of mutual funds within a universe of funds that have similar investment objectives.  Rankings are historical with capital gains and dividends reinvested. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Data presented reflects past performance, which is no guarantee of future results.